EXHIBIT 99.2

CHOICE ENVIRONMENTAL SERVICES, INC. AND
SUBSIDIARIES AND AFFILIATE

Consolidated Financial Statements and Supplemental Schedules

December 31, 2010 and 2009

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Financial Statements As of December 31, 2010 and December 31, 2009

Independent Accountants’ Review Report

The Stockholders
Choice Environmental Services, Inc.
  and Subsidiaries and Affiliate
Ft. Lauderdale, Florida

We have reviewed the accompanying consolidated balance sheets of Choice Environmental Services, Inc. and Subsidiaries and Affiliate as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the three months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Our reviews were made for the purpose of expressing limited assurance that there are no material modifications that should be made to the basic financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The consolidating information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the inquiry and analytical procedures applied in the reviews of the basic financial statements and we did not become aware of any material modifications that should be made to such information.

/s/ Kreischer Miller
Horsham, Pennsylvania
March 14, 2011

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Balance Sheets
December 31, 2010 and 2009
(See Accountants’ Review Report)

	2010	2009

ASSETS
Current assets:
Cash	$428,264	$415,422
Accounts receivable, net	6,141,132	4,732,050
Inventories	247,570	302,165
Prepaid expenses	782,772	576,475
Deposits	144,697	270,108
Deferred tax asset	181,222	203,808

Total current assets	7,925,657	6,500,028
Property and equipment, net	28,568,958	20,188,469
Goodwill	13,957,814	13,475,314
Intangible assets, net	3,250,677	3,545,689
Notes receivable, related party	352,159	—
Deferred financing costs, net	1,490,716	190,000

	$55,545,981	$43,899,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$5,747,726	$13,582,330
Current portion of long-term debt	3,875,125	16,944,194
Current portion of notes payable to related parties	77,542	68,814
Current portion of capital lease obligations	25,552	23,616
Accounts payable and accrued expenses	4,970,278	3,315,152

Total current liabilities	14,696,223	33,934,106

Long-term liabilities:
Long-term debt, net of current portion	32,568,355	1,559,606
Notes payable to related parties, net of current portion	1,227,219	1,304,268
Capital lease obligations, net of current portion	8,964	34,518
Deferred tax liability	1,065,720	511,722

	34,870,258	3,410,114

Stockholders’ equity	5,979,500	6,555,280

	$55,545,981	$43,899,500

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Operations
 Three Months Ended December 31, 2010 and 2009
(See Accountants’ Review Report)

	2010	2009

Revenue	$15,654,862	$11,227,644
Cost of sales	11,387,460	8,555,081

Gross profit	4,267,402	2,672,563
Operating expenses	2,860,077	1,542,284

Income from operations	1,407,325	1,130,279
Other expenses:
Interest and other, net	930,738	381,717

Net income	476,587	748,562
Net loss attributable to noncontrolling interest in VIE	5,234	—

Net income attributable to Choice Environmental Services, Inc. and Subsidiaries	$481,821	$748,562

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Changes in Stockholders’ Equity
 Three Months Ended December 31, 2010 and 2009
(See Accountants’ Review Report)

		Series A	Series B	Additional		Noncontrolling
	Common	Preferred	Preferred	Paid-In	Retained	Interest
	Stock	Stock	Stock	Capital	Earnings	in VIE	Total

Balance, September 30, 2009	$2,092	$1	$2,191	$5,383,378	$419,056	$—	$5,806,718
Net income	—	—	—	—	748,562	—	748,562

Balance, December 31, 2009	2,092	1	2,191	5,383,378	1,167,618	—	6,555,280

Balance, September 30, 2010	900	1	2,191	5,176,147	1,519,290	(2,803)	6,695,726
Net income	—	—	—	—	481,821	(5,234)	476,587
Recapitalization of shares	(900)	227	(68)	741	—	—	—
Distributions	—	—	—	—	(1,192,813)	—	(1,192,813)

Balance, December 31, 2010	$—	$228	$2,123	$5,176,888	$808,298	$(8,037)	$5,979,500

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Consolidated Statements of Cash Flows
 Three Months Ended December 31, 2010 and 2009
(See Accountants’ Review Report)

	2010	2009

Cash flows from operating activities:
Net income	$476,587	$748,562
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	1,151,779	885,255
Allowance for doubtful accounts	111,502	15,188
Increase in:
Accounts receivable	(2,543,700)	(656,153)
Inventories	(8,221)	(106,264)
Prepaid expenses	(324,758)	(234,023)
Deposits	(3,714)	(81,387)
Increase (decrease) in:
Accounts payable and accrued expenses	(860,652)	369,321

Net cash provided by (used in) operating activities	(2,001,177)	940,499

Cash flows from investing activities:
Purchases of property and equipment	(807,069)	(3,726,434)

Cash flows from financing activities:
Repayments of long-term debt and capital lease obligations	(888,497)	(14,178,837)
Proceeds from long-term debt	—	16,383,724
Net proceeds from line of credit	5,180,283	1,127,680
Repayments of notes payable to related parties	(17,852)	(15,844)
Payment of deferred financing costs	—	(190,000)
Issuance of notes receivable, related party	(352,159)	—
Distributions	(1,192,813)	—

Net cash provided by financing activities	2,728,962	3,126,723

Net increase (decrease) in cash	(79,284)	340,788
Cash, beginning of year	507,548	74,634

Cash, end of year	$428,264	$415,422

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$949,588	$391,503

See accompanying notes to consolidated financial statements.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(See Accountants’ Review Report)

(1)	Nature of Business

Choice Environmental Services, Inc. and Subsidiaries (the Company) is a solid waste services company that provides collection, disposal and recycling services in the state of Florida.

(2)	Principles of Consolidation

The consolidated financial statements include the accounts of Choice Environmental Services, Inc. (Choice) and its wholly-owned subsidiaries, Choice Environmental Services of Miami, Inc. (Miami), Choice Environmental Services of Broward, Inc. (Broward), Choice Recycling Services of Broward, Inc. (Broward Recycling), Choice Environmental Services of Miami-Dade, Inc. (Miami-Dade), Choice Environmental Services of Collier, Inc. (Immokalee), Choice Environmental Services of Highlands County (Highlands), and Choice Environmental Services of Lee County (Lee).

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation, provides guidance for the financial accounting and reporting of interests in certain variable interest entities. In accordance with FASB ASC 810, the Company must consolidate an entity that receives support from the Company and does not have sufficient financial resources to support its own activities. The Company consolidates Choice Realty Holdings, LLC (Choice Realty or Affiliate), a related party through common ownership, which purchased commercial real estate from the Company in April 2010 and subsequently began leasing the property back to the Company. Management believes there is no exposure to loss as a result of the Company’s involvement with Choice Realty.

In addition, Choice has an 80% ownership interest in Choice Recycling Services of Miami, Inc. (Recycling). The noncontrolling interest has not been recorded on the accompanying financial statements because the minority stockholder contributed no capital and the noncontrolling interest is not significant to the consolidated financial statements, as of December 31, 2010 and 2009.

All significant intercompany transactions and balances have been eliminated in consolidation.

(3)	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes collection, recycling and disposal revenues as the services are provided.

Accounts Receivable

Accounts receivable arise in the normal course of business and are recorded when services are provided to customers. Accounts are charged to the allowance for doubtful accounts as they are deemed uncollectible based on a periodic review of the accounts. The Company performs ongoing credit evaluations of its customers and certain additional collection proceedings but generally does not require collateral. The allowance for doubtful accounts is estimated based on the historical bad debt expense and a review of the accounts receivable at year end. The allowance for doubtful accounts is $576,175 and $537,774 at December 31, 2010 and 2009, respectively.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Inventories primarily consist of finished goods, primarily recycled paper.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Property and Equipment

Property and equipment are recorded at cost. Major renewals and betterments are capitalized; maintenance and minor repairs and replacements that do not improve or extend the lives of the respective assets are expensed currently. Depreciation is recorded using straight line method over the estimated useful lives of the assets, ranging from 2 to 40 years. When properties are retired or otherwise disposed of, the assets and accumulated depreciation accounts are adjusted accordingly and the gain or loss, if any, arising from disposition, is credited or charged to earnings.

Goodwill

The Company’s goodwill was recorded as a result of the Company’s business acquisitions. The Company has recorded these business acquisitions using the purchase method of accounting. The Company tests its recorded goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, significant negative industry or economic trends and a sustained period where market capitalization, plus an appropriate control premium, is less than stockholders’ equity. During 2010 and 2009 the Company determined that no impairment of goodwill existed because the estimated fair value of each reporting unit exceeded its carrying amount. Future impairment reviews may require write-downs in the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.

Intangible Assets

The Company has non-compete agreements and customer routes that were acquired in acquisitions. Non-compete agreements are amortized on the straight-line basis over their terms of 5 years. Customer routes are amortized on the straight-line basis over their estimated useful lives of 7 years. Amortization expense for the three months ended December 31, 2010 and 2009 was $246,243 and $214,663, respectively.

Intangible assets comprised the following at December 31:

	2010	2009

Non-compete agreements	$1,634,705	$1,492,906
Customer routes	4,015,000	3,925,000

	5,649,705	5,417,906
Accumulated amortization	(2,399,028)	(1,872,217)

	$3,250,677	$3,545,689

The estimated amortization for the subsequent five fiscal years is as follows:

Year Ending
December 31,	Amount

2011	$899,214
2012	$878,380
2013	$804,366
2014	$562,860
2015	$77,262

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Certain assets and liabilities are measured at fair value on a nonrecurring basis. The amounts below represent only balances measured at fair value during the year presented and still held as of the reporting date:

	December 31, 2010
Description	Total	Level 1	Level 2	Level 3

Acquisition of business:
Intangible assets	$150,000	$—	$—	$150,000

Deferred Financing Costs

Deferred financing costs consist of costs incurred with unrelated third parties to obtain debt financing and are amortized over the contractual life of the note in such a way as to result in a constant rate of interest when applied to the outstanding note. Amortization expense on deferred financing costs was $79,860 for the three months ended December 31, 2010. The estimated amortization for the subsequent five years is approximately $319,000 through 2014 and $215,000 in 2015.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the three months ended December 31, 2010 and 2009 was $41,680 and $10,735, respectively.

Income Taxes

Deferred income taxes are recorded to include the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts.

FASB ASC 740, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification, disclosure, and transition.

The Company files a federal income tax return and a state return in Florida. With few exceptions, the Company is no longer subject to federal or state income tax examinations by tax authorities for tax years before 2006. It is difficult to predict the final timing and resolution of any particular uncertain tax position.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Based on the Company’s assessment of many factors, including past experience and judgments about future events, the Company has concluded that there are no material uncertain tax positions and the Company does not currently anticipate significant changes in uncertain tax positions over the next 12 months.

Concentrations of Risk

The Company places its cash with financial institutions and, at times, such balances may be in excess of insurance limits provided by the Federal Deposit Insurance Corporation. Management regularly monitors the financial institutions, along with its balance of cash, and attempts to keep this potential risk to a minimum.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the valuation of goodwill and intangible assets and the estimate of the allowance for doubtful accounts. Actual results could differ from those estimates.

Subsequent Events

The Company has performed an evaluation of subsequent events through March 14, 2011, which is the date the consolidated financial statements were available to be issued.

(4)	Property and Equipment

Property and equipment comprise the following at December 31:

			Estimated
	2010	2009	Useful Lives

Choice Environmental Services, Inc. and Subsidiaries:
Land	$—	$1,128,119	N/A
Building	—	1,788,867	40 years
Machinery and equipment	9,643,331	8,876,668	2 - 10 years
Vehicles	23,909,488	15,820,810	3 - 10 years
Leasehold improvements	776,553	661,195	3 - 10 years
Office equipment	108,162	75,726	3 - 5 years
Choice Realty:
Land	1,128,119	—	N/A
Building	1,788,867	—	40 years

	37,354,520	28,351,385
Accumulated depreciation	(8,785,562)	(8,162,917)

	$28,568,958	$20,188,468

Depreciation expense for the three months ended December 31, 2010 and 2009 was $825,676 and $670,592, respectively.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

(5)	Revolving Credit and Term Loans

The Company had a credit facility of $29,000,000, comprised of a $13,000,000 Revolving Credit Note (Revolver), a $3,500,000 equipment loan, a $10,000,000 term loan, and a $2,500,000 term loan. The agreement is secured by substantially all the Company’s assets, a stock pledge of the Company’s shares in each of its subsidiaries, stock pledge agreements from certain stockholders, and an assignment of a life insurance policy. The agreement is subject to a prepayment premium and certain financial ratios and customary covenants as set forth in the agreement.

In October 2009, the Company refinanced the equipment loan and the $10,000,000 term loan to increase the credit facility to a $14,000,000 term loan. In August 2010, the Company refinanced this term loan into a $16,500,000 term loan.

As of December 31, 2010, borrowings under the Revolver are $5,747,726. Under the agreement, the Revolver is subject to an annual renewal on October 1. Borrowings bear interest at the Eurodollar Rate or the Prime Rate plus a variable spread ranging from 200 to 300 basis points, depending upon the Company’s ratio of Total Debt to EBITDA (4.26% at December 31, 2010).

The remaining borrowings outstanding under the agreement are discussed in Note 6.

(6)	Long-Term Debt

Long-term debt consists of the following at December 31:

	2010	2009

Choice Environmental Services, Inc. and Subsidiaries and Affiliate:
Notes payable — finance companies, collateralized by specific equipment, payable in monthly installments aggregating $702, including interest, expiring in August 2013. These notes bear interest at 9.69%.	$19,557	$30,876
Notes payable — banks, collateralized by specific equipment, payable in monthly installments aggregating $31,971, including interest, expiring at various dates through July 2013. These notes bear interest at various rates up to 6.75%.	619,982	950,801
Notes payable — to companies as part of financing of acquisitions. These notes are payable to the sellers in monthly and yearly installments of $29,550 and $110,000 respectively, including interest, expiring at various dates through August 2017. These notes bear interest at various rates up to 12.00%.	1,615,407	2,053,102

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

	2010	2009

Choice Environmental Services, Inc. and Subsidiaries and Affiliate:
Notes payable — Comerica Bank per the agreement discussed in Note 5. These notes are payable in monthly installments aggregating $273,176, including interest, expiring in August 2013. The notes are recorded net of the unamortized discount in 2009. These notes bear interest at various rates up to 6.75%.	17,797,627	15,469,021
Note payable — Penfund per the agreement discussed in Note 7. The subordinated note is recorded net of the unamortized discount.	14,940,900	—
Choice Realty:
Note payable — Comerica Bank. The mortgage is payable in monthly installments of $10,832, including interest, matures in April 2015 with a balloon payment of remaining principal and accrued interest. The mortgage bears interest at 6% and is secured by commercial real estate and personal guarantees of the stockholders.	1,450,007	—

	36,443,480	18,503,800
Current maturities	(3,875,125)	(16,944,194)

	$32,568,355	$1,559,606

The long-term debt is reflected net of unamortized discounts of $287,310 and $312,476 at December 31, 2010 and 2009, respectively.

Future maturities of long-term debt in each of the next five years are as follows:

Year Ending December 31,	Amount

2011	$3,875,125
2012	3,801,834
2013	5,445,090
2014	3,248,503
2015	19,707,063
Thereafter	653,175

$36,730,790

Interest expense on all indebtedness was $930,741 and $381,718 for the three months ended December 31, 2010 and 2009, respectively.

(7)	Subordinated Credit

In August 2010, the Company entered into a subordinated credit agreement with Penfund Capital Fund III Limited Partnership (Penfund). The agreement established a non-revolving term loan facility in a maximum initial principal amount of $15,000,000. The agreement is secured by substantially all the Company’s assets, a stock pledge of the Company’s shares in each of its subsidiaries, stock pledge agreements from certain stockholders, and an assignment of a life insurance policy. The credit agreement is subordinated to the credit facility in Note 5. The agreement is subject to a prepayment premium based on an established percentage of the outstanding principal and certain affirmative and negative covenants. Interest accrues and is payable

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

monthly at a rate of 16% per annum. The Company may elect to defer all or any portion of the interest in excess of 12%. The outstanding principal, plus accrued interest is due in August 2015.

(8)	Related Party Transactions

Solid Waste Resources, Inc.

The majority stockholder of the Company is the sole stockholder of Solid Waste Resources, Inc. The Company has an unsecured note payable with an outstanding balance of $1,200,000 at December 31, 2010 and 2009. The note bears interest at 8.33%. The entire principal balance is due in March 2016. The note is subordinated to the Penfund debt (Note 7) and the credit facility in Note 5.

Due to Stockholders

The Company has a note payable to a stockholder that is due in monthly installments of $7,118, including interest, and matures in May 2012. The note bears interest at 12%. The outstanding balance due the stockholder is $104,761 and $173,082 at December 31, 2010 and 2009, respectively.

Operating Lease

The Company leases office space from a related party. Rent expense was $37,500 for the three months ended December 31, 2010 and 2009.

(9)	Stockholders’ Equity

At December 31, 2010, the Company’s capital stock consists of:

Class A common stock, no par value; 50,000,000 shares authorized; 1,238,002 shares issued and outstanding plus the warrant to purchase the Company’s Class A common stock issued to Penfund by the Company.

Preferred Series A stock, $.001 par value; 228,000 shares authorized, issued and outstanding.

Preferred Series B stock, $.001 par value; 3,100,000 shares authorized; 2,123,000 shares issued and outstanding.

At December 31, 2009, the Company’s capital stock consists of:

Class A common stock, $.001 par value; 50,000,000 shares authorized; 2,092,450 shares issued and outstanding.

Preferred Series A stock, $.001 par value; 1,000 shares authorized, issued and outstanding.

Preferred Series B stock, $.001 par value; 3,100,000 shares authorized; 2,191,000 shares issued and outstanding.

Class A Common Stock

In December 31, 2010, the Company executed a 1,000 for 1 stock split of the Class A common stock. In August 2010, the Company executed a 1 for 300,000 reverse stock split on the Class A common stock of the Company. Subsequent to reverse stock split, Class A common shares were repurchased and retired from stockholders with less than one share.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Series A Preferred Stock

The designated shares of Series A preferred stock are convertible or exchangeable, and the holder is entitled to dividends, on a pro rata, per share basis equivalent to dividends on the Company’s common stock, if declared and paid. Dividends are not cumulative. The Company cannot redeem Series A preferred stock without the prior written consent of the holder. In December 2010, the Company executed a 228 for 1 stock split of the Series A preferred stock and established the shares are convertible or exchangeable at the option of the holders, at a ratio of 1 share of Series A preferred stock for 1 share of Class A common stock.

Series B Preferred Stock

The designated shares of Series B preferred stock are convertible into Class A common stock, at the option of the holders, at a ratio of 1 share of Series B for 1 share of Class A common stock. Dividends are cumulative at the rate of 10% per annum. Accumulated dividends do not bear interest.

Voting Rights

The holders of the Class A common stock, Series A preferred stock and Series B preferred stock are entitled to one vote for each share held. Series A preferred stockholders have voting rights to elect a numerical majority of the Board of Directors. Additional voting rights include the ability to approve and disapprove any amendments to corporate by-laws, articles of incorporation or creation of additional classes of stock. Series B preferred stock shares have the same voting rights as the Class A common stock of the Company.

Warrants

In connection with the issuance of the Penfund debt on August 25, 2010, the Company issued a warrant to purchase shares of Class A common shares which represent 5% of the fully diluted shares outstanding of the Company. The Company valued the warrant at $287,310 using a Black-Scholes pricing model, adjusted for the estimated impact on the value of the restrictions related to the warrant and pricing volatility. The warrant was recorded as a discount on long-term debt obligations and additional paid in capital. The discount is being amortized to interest expense over the term of the warrant.

(10)	Income Taxes

The Company and its wholly-owned subsidiaries file consolidated federal and state of Florida income tax returns. Consolidated income tax expense is apportioned to each company based upon its proportionate share of the consolidated net income.

At December 31, 2010 and 2009, the Company has deferred tax assets of approximately $2.0 and $1.9 million, respectively, and deferred tax liabilities of approximately $2.9 and $2.2 million, respectively. The temporary differences are primarily related to net operating loss carryforwards, depreciation, amortization, and the allowance for doubtful accounts. The provision for income tax differs from the amount of income tax determined by applying U.S. federal and state statutory rates to pretax income because of a loss from the sale of a property to a related entity that creates a permanent difference for income tax purposes.

At December 31, 2010, the Company has net operating losses available to offset future income for federal and state tax purposes of approximately $4.7 million. The federal net operating loss carryforwards will begin to expire in 2024, if not utilized.

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

(11)	Commitments and Contingencies

Capital Leases

The Company leases equipment under noncancelable leases, which meet the capital lease criteria as defined by FASB ASC 840-30, Capital Leases. Accordingly, the present value of future minimum lease payments under such leases has been recorded on the accompanying consolidated balance sheets as property and equipment and capital lease obligations.

As of December 31, 2010, the future minimum lease payments are as follows:

Year Ending
December 31,	Amount

2011	$25,552
2012	8,984

34,536
Current maturities	(25,552)

$8,984

Assets acquired under capital leases are included in property and equipment as follows at December 31:

	2010	2009

Machinery and equipment	$112,736	$112,736
Accumulated depreciation	(59,052)	(42,947)

	$53,684	$69,789

Operating Leases

The Company rents equipment and facilities under operating lease agreements. The leases expire through September 2020. Total rent expense under the operating leases was $277,351 and $196,602 for the three months ended December 31, 2010 and 2009, respectively. The future minimum lease payments are as follows:

Year Ending
December 31,	Amount

2011	$1,091,036
2012	$894,804
2013	$749,480
2014	$662,204
2015	$699,110
.

Environmental Liability

The Company is subject to liability for any environmental damage, including personal injury and property damage that its solid waste and recycling may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the

CHOICE ENVIRONMENTAL SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATE

Notes to Consolidated Financial Statements — (Continued)

Company’s business, financial condition and results of operations. The Company is not presently aware of any situations that it expects would have a material adverse impact on its results of operations or financial condition.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions (or settlements) may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Revenue Adjustments

From time to time, the Company is involved in discrepancies regarding revenue adjustments or chargebacks with its carriers and customers. Although these discrepancies can be material to the Company if not resolved satisfactorily, the Company does not believe that the ultimate resolution of these discrepancies will have a material adverse impact on the Company’s financial position, results of operations or cash flows.

(12)	Subsequent Event

On February 14, 2011, the Company entered into a definitive agreement with a wholly-owned subsidiary of Swisher Hygiene, Inc. to transfer all of the shares of the Company by way of a statutory merger. In the transaction, the stockholders of the Company will be issued 9.2 million shares of Swisher Hygiene, Inc.’s common stock at the agreed upon value of $50.1 million. In addition, Swisher Hygiene, Inc. will also assume approximately $41.5 million of the Company’s debt. The agreement is subject to customary closing conditions and regulatory approvals. Upon satisfaction of all conditions, it is expected that the transaction will be completed no later than March 31, 2011.

The Company implemented a 401(k) plan effective January 2011. All full-time employees may become participants in the plan upon obtaining 21 years of age and completing one year of eligible employment. The Company will match 50% of the first 3% of a participant’s compensation.

Schedule I

CHOICE ENVIRONMENTAL SERVICES, INC.
  AND SUBSIDIARIES AND AFFILIATE

Supplementary Information
Consolidating Balance Sheet
December 31, 2010
(See Accountants’ Review Report)

	Choice	Realty	Elimination	Consolidated

ASSETS
Current assets:
Cash	$424,491	$3,773	$—	$428,264
Accounts receivable, net	6,141,132	—	—	6,141,132
Inventories	247,570	—	—	247,570
Prepaid expenses	782,772	—	—	782,772
Deposits	144,697	—	—	144,697
Deferred tax asset	181,222	—	—	181,222

Total current assets	7,921,884	3,773	—	7,925,657
Property and equipment, net	25,787,229	1,827,000	954,729	28,568,958
Goodwill	13,957,814	—	—	13,957,814
Intangible assets, net	3,250,677	—	—	3,250,677
Notes receivable	725,584	—	(373,425)	352,159
Deferred financing costs, net	1,490,716	—	—	1,490,716

	$53,133,904	$1,830,773	$581,304	$55,545,981

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$5,747,726	$—	$—	$5,747,726
Current portion of long-term debt	3,830,933	44,192	—	3,875,125
Current portion of notes payable to related parties	77,542	—	—	77,542
Current portion of capital lease obligations	25,552	—	—	25,552
Accounts payable and accrued expenses	4,954,900	15,378	—	4,970,278

Total current liabilities	14,636,653	59,570	—	14,696,223

Long-term liabilities:
Long-term debt, net of current portion	31,162,540	1,405,815	—	32,568,355
Notes payable to related parties, net of current portion	1,227,219	373,425	(373,425)	1,227,219
Capital lease obligations, net of current portion	8,964	—	—	8,964
Deferred tax liability	1,065,720	—	—	1,065,720

	33,464,443	1,779,240	(373,425)	34,870,258

Stockholders’ equity (deficit)	5,032,808	(8,037)	954,729	5,979,500

	$53,133,904	$1,830,773	$581,304	$55,545,981

Schedule II

CHOICE ENVIRONMENTAL SERVICES, INC.
  AND SUBSIDIARIES AND AFFILIATE

Supplementary Information
Consolidating Statement of Operations
Three Months Ended December 31, 2010
(See Accountants’ Review Report)

	Choice	Realty	Elimination	Consolidated

Revenue	$15,654,862	$44,520	$(44,520)	$15,654,862
Cost of sales	11,387,460	—	—	11,387,460

Gross profit	4,267,402	44,520	(44,520)	4,267,402
Operating expenses	2,876,702	27,895	(44,520)	2,860,077

Income from operations	1,390,700	16,625	—	1,407,325
Other income expenses:
Interest and other, net	908,879	21,859	—	930,738

Net income (loss)	$481,821	$(5,234)	$—	$476,587